Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports 2004 Third Quarter Results

Irving, TX - November 4, 2004 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the third quarter and nine-month period ended September 30, 2004 in line with updated guidance issued on October 5, 2004.

Summary 2004 Third Quarter Highlights:

Reported total net revenue for the 2004 third quarter was $59.9 million, an increase of 13.3% over 2003 third quarter net revenue of $52.9 million. Nexstar’s updated guidance was for an increase of 12.0% – 13.0%.

On a pro-forma basis (as if the acquisitions of WUTR in Utica, NY by Mission Broadcasting, Inc. and KLST San Angelo, TX and KFTA/KNWA in Ft. Smith-Fayetteville, AR by Nexstar were completed on July 1, 2003), total advertising revenue increased 11.1% to $60.6 million from $54.5 million in the third quarter of 2003. Nexstar’s updated guidance was for an increase of 10.0% – 11.0%. Pro forma station direct operating expenses, SG&A expenses and cash program payments decreased 5.8% to $32.4 million from $34.4 million, compared to updated guidance of a 5.0% decrease.

The following tables summarizes highlights for the 2004 third quarter:

	Three Months Ended September 30,		Change
	2004	2003
Summary 2004 Third Quarter Highlights: (dollars and shares in millions, except per share data)
Gross political advertising revenue	$6.1	$1.0	479.1%
Gross local and national advertising revenue, excluding political	$54.5	$50.6	7.8%
Total gross advertising revenue	$60.6	$51.6	17.3%
Total net revenue (1)	$59.9	$52.9	13.3%
Station direct operating expenses, SG&A expenses and cash program payments	$32.4	$31.4	3.4%
Broadcast cash flow (2)	$22.7	$16.7	35.5%
Corporate expenses	$2.6	$3.5	(25.3)%
Adjusted EBITDA (2)	$20.0	$13.2	51.7%
Net loss attributable to common shareholders (3)	$(5.7)	$(21.2)	(73.1)%
Diluted net loss per share attributable to common shareholders	$(0.20)	$(1.38)	(85.5)%
Weighted basic and diluted shares outstanding	28.4	15.4
Free cash flow (2)	$5.7	$1.2	391.4%

Summary Pro Forma 2004 Third Quarter Highlights (2) (4):
Total gross advertising revenue (includes political, local & national)	$60.6	$54.5	11.1%
Total net revenue	$59.9	$55.4	8.0%
Station direct operating expenses, SG&A expenses and cash program payments	$32.4	$34.4	(5.8)%

(1)	Total net revenue is the sum of total gross advertising revenue, network compensation, trade and barter revenue, and other sources of revenue, less national rep and agency commissions.

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

(2)	“Broadcast cash flow”, “adjusted EBITDA”, “free cash flow” and “Pro Forma” results are non-GAAP financial measures. For a definition of these measures and reconciliation to comparable GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.
(3)	The 2004 third quarter net loss attributable to common shareholders includes a $1.9 million loss on the extinguishment of debt.
(4)	Pro forma results do not include contributions from WTVO-TV, which Mission Broadcasting, Inc., Nexstar’s broadcasting associate, entered into a purchase agreement on October 5, 2004. Accordingly, pro forma and reported results for the 2004 third quarter are the same.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Third quarter results reflect an increase in political advertising revenue at the Company’s television stations in Pennsylvania and Missouri, driven by spending on Presidential and state-wide elections. While total political advertising revenue fell short of our original expectations, the Company’s stations captured a significant share of the political advertising revenue spent in our markets, which we believe demonstrates the strong appeal of our high quality local news programming.

“During the period, the Company’s stations also captured over $5.0 million of Summer Olympics-related advertising revenue and saw growth in local and national advertising categories, which we believe reflects continuing advertiser interest in broadcast television.

“We continue to focus on improving the stations we’ve recently acquired or to which we’ve begun providing services. On a pro forma basis, station direct operating expenses, selling, general and administrative expenses and cash program payments decreased 5.8% over year-ago levels, demonstrating our continued focus on cost reduction. The combination of revenue growth and careful expense management at both the station and corporate level helped us achieve impressive growth in broadcast cash flow, adjusted EBITDA and free cash flow.

“Approximately 60% of our portfolio are developing television stations not yet maximizing their operating efficiency or top line performance. We are making steady and tangible progress toward improving the performance of these developing stations and look forward delivering additional gains in 2005, which will support our efforts to reduce debt and strengthen the balance sheet.

“Mission Broadcasting’s agreement to acquire WTVO will create an opportunity for Nexstar to both improve a developing station and derive economic benefits from operating, or providing services to, more than one station in the Rockford, Illinois market. We expect to realize significant cost savings in the periods ahead as we transition the station to the Nexstar operating model. Upon full integration of the station, which is expected to occur in the first quarter of 2005, we anticipate that WTVO will deliver approximately $5.5 – 6.0 million of reported net revenue and approximately $3.0 million of station direct operating expenses, SG&A expenses and cash program payments to Nexstar’s 2005 financial results.”

Additional Expense Detail on Reported 2004 Third Quarter Results

Depreciation and amortization was $10.4 million in the third quarter of 2004, compared to $11.7 million in the third quarter of 2003. The decrease in depreciation and amortization expense for the third quarter of 2004 is primarily attributable to depreciable assets at certain stations becoming fully depreciated in the first quarter of 2004 and amortizable assets at certain stations becoming fully amortized in the third quarter of 2004.

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Interest expense in the third quarter of 2004 was $13.1 million, compared to $14.1 million for the same period in 2003. The decrease is primarily attributed to lower interest rates on our senior credit facilities and the redemption of Nexstar’s 16% senior discount notes in January 2004.

Capital expenditures in the third quarter of 2004 were $3.3 million, compared to $2.3 million in the third quarter of 2003. Cash interest for the third quarter of 2004 was $10.3 million, compared to $9.7 million in the third quarter of 2003. Cash interest excludes non-cash interest related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 12% senior subordinated notes.

Liquidity and Cash Flow

Free cash flow for the 2004 third quarter rose to $5.7 million from $1.2 million in the third quarter of 2003.

At September 30, 2004, the Company’s total debt was approximately $606.5 million and cash balances were $14.6 million. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under senior secured credit facilities. As defined per the credit agreement, consolidated total debt under the credit facilities of $500.9 million at September 30, 2004, net of cash on hand, resulted in a leverage ratio as defined per the credit agreement of 6.3x, compared to a permitted leverage covenant of 7.0x. Covenants under the credit facilities exclude Nexstar Finance Holdings, LLC’s 11.375% notes, which have accreted to $88.2 million, as of September 30, 2004.

WTVO Acquisition

Subsequent to the close of the third quarter, Nexstar announced that Mission Broadcasting, Inc., Nexstar’s broadcasting associate, entered into a definitive agreement to acquire WTVO-TV, the ABC affiliate serving Rockford, Illinois, for $20.75 million. Nexstar entered into local service agreements with Mission for WTVO and began providing services to the station through its owned and operated station, WQRF-TV, on November 1, 2004. Accordingly, contributions from WTVO are not included in reported or pro forma results for three- and nine-month periods ended September 30, 2004. For the period ending December 31, 2004, WTVO is expected to contribute approximately $1.0 million to the Company’s reported net revenue and add approximately $0.8 million of direct station operating expenses and selling, general and administrative expenses and program payments to the Company’s cost structure.

Summary 2004 Fourth-Quarter Outlook

Nexstar issued the following outlook for the three-month period ending December 31, 2004:

	Three Months Ended December 31,		Approximate Change
	2004 – Est.	2003 – Actual
Reported 2004 Fourth Quarter Estimates (in millions)
Gross political advertising revenue	$12.5 – 13.0	$2.2	468.2 – 490.9%
Gross local and national advertising revenue, excluding political	$55.5 – 57.0	$54.5	1.8 – 4.6%
Total gross advertising revenue	$68.0 – 70.0	$56.7	19.9 – 23.5%
Total net revenue	$66.0 – 68.0	$59.0	11.9 – 15.2%
Station direct operating expenses, SG&A expenses and cash program payments	$34.0 – 35.0	$33.7	0.8 – 3.9%

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Reflecting this outlook and 2004 year-to-date financial results, Nexstar expects to report total net revenue of $241.3 – 243.3 million and station direct operating expenses, SG&A expenses and cash program payments of $129.4 – 130.4 million for the full year ending December 31, 2004.

The Company’s financial outlook for the fourth quarter ending December 31, 2004 assumes there will be no new acquisitions or local service agreements entered into during the period beyond WTVO. The outlook also assumes no debt restructuring costs will be reported during the period.

The outlook is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Third-Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800-946-0782; no access code is needed. A replay of the call will be available through January 3, 2005 by dialing 888-203-1112, and entering access code 904600. This replay dial-in number and access code replaces the original call replay information issued on October 5, 2004.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights (excluding barter) plus other non-recurring items minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation and amortization of intangible assets and broadcast rights (excluding barter), less payments for broadcast rights, cash interest expense, capital expenditures and net cash taxes.

Pro forma results reflect the completed and pending acquisitions of certain television stations as if they had occurred on January 1, 2003. Pro Forma results for the three-month periods ended September 30, 2004 and 2003 include Nexstar’s pending acquisitions of KFTA/KNWA in Fort Smith-Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003, and KLST in San Angelo, TX, which Nexstar began operating under a TBA in June 2004. These periods also include the acquisition of WUTR in Utica, NY by Mission Broadcasting, Inc., Nexstar’s broadcasting associate, which Mission completed in April 2004, and Mission’s acquisition of WBAK in Terre Haute, IN, which Mission began operating under a TBA in May 2003. Pro forma results for the nine-month periods ended September 30, 2004 and 2003 include the stations mentioned above, as well as KARK in Little Rock, AR and WDHN in Dothan, AL, both of which Nexstar began operating under a TBA in February 2003.

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Broadcast cash flow, adjusted EBITDA, free cash flow and Pro Forma results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group, upon completion of all pending transactions, will own, operate, program or provide sales and other services to 46 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. The Company’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.4% of all U.S. television households. The following is a list of Nexstar’s owned properties, as well as those with which it has local service agreements:

Market Rank	Market	Station	Affiliation	Status (1)
8	Washington, DC/Hagerstown, MD(2)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE WYOU	NBC CBS	O&O LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR KDEB	CBS Fox	LSA O&O
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA WCFN	CBS UPN	O&O O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
108	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KFTA(3)/ KNWA(3)	NBC	Acq. Pending
117	Peoria-Bloomington, IL	WMBD WYZZ	CBS Fox	O&O LSA
129	Amarillo, TX	KAMR KCIT KCPN-LP	NBC Fox —	O&O LSA LSA
133	Rockford, IL	WQRF WTVO	Fox ABC	O&O LSA (Acq. Pending by Mission)
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET WFXP	ABC Fox	O&O LSA
143	Wichita Falls, TX - Lawton, OK	KFDX KJTL KJBO-LP	NBC Fox UPN	O&O LSA LSA
146	Joplin, MO-Pittsburg, KS	KSNF KODE	NBC ABC	O&O LSA
147	Lubbock, TX	KLBK KAMC	CBS ABC	O&O LSA
148	Terre Haute, IN	WTWO WBAK	NBC Fox	O&O LSA
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB KRBC	CBS NBC	O&O LSA
167	Utica, NY	WUTR WFXV WPNY-LP	ABC Fox UPN	LSA O&O O&O
170	Billings, MT	KSVI KHMT	ABC Fox	O&O LSA
171	Dothan, AL	WDHN	ABC	O&O
195	San Angelo, TX	KSAN KLST	NBC CBS	LSA Acq. Pending
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	O&O refers to stations that Nexstar owns and operates. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

(2)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(3)	Effective August 13, 2004, KPOM changed its call letters to KFTA and KFAA changed its call letters to KNWA.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

G. Robert Thompson	Stewart Lewack, Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com

-tables follow-

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Revenue (excluding trade and barter)	$63,948	$55,388	$185,634	$162,181
Less: commissions	(8,571)	(7,211)	(24,821)	(21,071)

Net broadcast revenue (excluding trade and barter)	55,377	48,177	160,813	141,110

Trade and barter revenue	4,507	4,692	14,464	14,198

Total net revenue	59,884	52,869	175,277	155,308

Operating expenses:
Station direct operating expenses (exclusive of depreciation and amortization shown separately below)	14,832	14,128	43,323	40,152
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	15,121	14,454	44,171	42,094
Merger related expenses	—	—	456	—
Time brokerage agreement expenses	157	80	510	239
Trade and barter expense	4,807	4,795	14,378	14,131
Corporate expenses	2,620	3,506	6,861	8,230
Amortization of broadcast rights, excluding barter	3,172	2,854	8,831	8,217
Amortization of intangible assets	6,308	6,529	20,197	17,708
Depreciation	4,107	5,173	13,438	15,352

Total operating expenses	51,124	51,519	152,165	146,123

Income from operations	8,760	1,350	23,112	9,185
Interest expense, including amortization of debt financing costs	(13,132)	(14,087)	(39,005)	(43,049)
Loss on extinguishment of debt	(1,880)	—	(8,704)	(5,814)
Interest income	29	147	62	471
Other income, net	862	974	4,568	2,847

Loss before income taxes	(5,361)	(11,616)	(19,967)	(36,360)
Income tax expense	(924)	(814)	(2,837)	(2,424)

Loss before cumulative effect of change in accounting principle and minority interest in consolidated entity	(6,285)	(12,430)	(22,804)	(38,784)
Cumulative effect of change in accounting principle, net of tax	—	(8,898)	—	(8,898)
Minority interest in consolidated entity	583	158	1,563	263

Net loss	$(5,702)	$(21,170)	$(21,241)	$(47,419)
Accretion of preferred interests	—	—	—	(15,319)

Net loss attributable to common shareholders	$(5,702)	$(21,170)	$(21,241)	$(62,738)

Basic and diluted net loss per share:
Net loss attributable to common shareholders	$(0.20)	$(1.38)	$(0.75)	$(4.35)
Weighted average number of shares outstanding:
Basic and diluted	28,363	15,352	28,363	14,432

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Income from operations	$8,760	$1,350	$23,112	$9,185
Add:
Depreciation	4,107	5,173	13,438	15,352
Amortization of intangible assets	6,308	6,529	20,197	17,708
Amortization of broadcast rights, excluding barter	3,172	2,854	8,831	8,217
Merger and related expenses	—	—	456	—
Time brokerage agreement expenses	157	80	510	239
Corporate expenses	2,620	3,506	6,861	8,230
Program buyouts	—	—	55	—

Less:
Payments for broadcast rights	2,467	2,776	7,898	8,273

Broadcast cash flow	$22,657	$16,716	$65,562	$50,658

Less:
Corporate expenses	2,620	3,506	6,861	8,230

Adjusted EBITDA	$20,037	$13,210	$58,701	$42,428

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Income from operations	$8,760	$1,350	$23,112	$9,185
Add:
Depreciation	4,107	5,173	13,438	15,352
Amortization of intangible assets	6,308	6,529	20,197	17,708
Amortization of broadcast rights, excluding barter	3,172	2,854	8,831	8,217

Less:
Payments for broadcast rights	2,467	2,776	7,898	8,273
Cash interest expense (1)	10,328	9,664	30,397	29,331
Capital expenditures	3,298	2,311	7,370	8,525
Cash taxes, net of refund	598	4	802	183

Free Cash Flow	$5,656	$1,151	$19,111	$4,150

(1)	Excludes non-cash interest related to amortization of debt financing costs and accretion on Nexstar’s 11.375% senior discount notes and 12% senior subordinated notes. For the three- and nine-month periods ended September 30, 2004, those amounts totaled $2,804 and $8,608, respectively. For the three- and nine-month periods ended September 30, 2003, those amounts totaled $4,423 and $13,718, respectively.

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Nexstar Broadcasting Group, Inc.

Reconciliation of Historical GAAP and Pro Forma Results (unaudited)

(Adjusted for WUTR & KLST) (dollars in thousands)

	Q1 2003 GAAP	Adjustment	Q1 2003 Pro Forma	Q2 2003 GAAP	Adjustment	Q2 2003 Pro Forma
Revenue
Local	$30,041	$2,961	$33,002	$35,690	$1,982	$37,672
National	14,435	1,507	15,942	17,464	1,169	18,633
Political	257	13	270	1,533	33	1,566
Network Compensation	2,088	67	2,155	2,169	38	2,207
Other	1,480	35	1,515	1,636	29	1,665

Gross Revenue	48,301	4,583	52,884	58,492	3,251	61,743
National Rep and Agency Commissions	6,207	703	6,910	7,653	515	8,168

Net Broadcast Revenue	42,094	3,880	45,974	50,839	2,736	53,575
Trade and Barter Revenue	5,160	166	5,326	4,346	56	4,402

Total Net Revenue	47,254	4,406	51,300	55,185	2,792	57,977
Station Direct Operating expenses, net of trade	12,840	1,936	14,776	13,184	1,314	14,498
Selling, General and Administrative expenses	12,921	2,161	15,082	14,878	1,623	16,501
Corporate Overhead	2,255	—	2,255	2,471	—	2,471
Merger related expenses	—	—	—	—	—	—
IPO related expenses	—	—	—	—	—	—
Trade and barter expenses	5,200	146	5,346	4,136	65	4,201
Depreciation and amortization	10,756	183	10,939	10,602	91	10,693
Amortization of Broadcast rights, excluding barter	2,706	107	2,813	2,655	107	2,762

Total operating expenses	46,678	4,533	51,211	47,926	3,200	51,126
Income (loss) from operations	576	(487)	89	7,259	(408)	6,851
Supplemental information:
Broadcast film payments	2,849	107	2,956	2,648	107	2,755
Overhead related to Quorum	1,106	43	1,149	1,093	—	1,093
Program buyouts and accelerated payments	—	—	—	—	—	—

	Q3 2003 GAAP	Adjustment	Q3 2003 Pro Forma	Q4 2003 GAAP	Adjustment	Q4 2003 Pro Forma
Revenue
Local	$34,103	$1,885	$35,988	$37,861	$1,063	$38,924
National	16,471	943	17,414	16,586	637	17,223
Political	1,045	50	1,095	2,236	6	2,242
Network Compensation	2,143	39	2,182	1,929	41	1,970
Other	1,626	23	1,649	1,633	43	1,676

Gross Revenue	55,388	2,940	58,328	60,245	1,790	62,035
National Rep and Agency Commissions	7,211	464	7,675	7,812	259	8,071

Net Broadcast Revenue	48,177	2,476	50,653	52,433	1,531	53,964
Trade and Barter Revenue	4,692	97	4,789	6,591	67	6,658

Total Net Revenue	52,869	2,573	55,442	59,024	1,598	60,622
Station Direct Operating expenses, net of trade	14,128	1,332	15,460	14,158	736	14,894
Selling, General and Administrative expenses	14,534	1,544	16,078	15,435	975	16,410
Corporate Overhead	3,506	—	3,506	4,377	—	4,377
Merger related expenses	—	—	—	11,754	—	11,754
IPO related expenses	—	—	—	4,058	—	4,058
Trade and barter expenses	4,795	77	4,872	6,445	64	6,509
Depreciation and amortization	11,702	91	11,793	12,341	91	12,432
Amortization of Broadcast rights, excluding barter	2,854	108	2,962	3,605	108	3,713

Total operating expenses	51,519	3,152	54,671	72,173	1,974	74,147
Income (loss) from operations	1,350	(579)	771	(13,149)	(376)	(13,525)
Supplemental information:
Broadcast film payments	2,776	108	2,884	4,123	108	4,231
Overhead related to Quorum	1,780	—	1,780	1,680	—	1,680
Program buyouts and accelerated payments	—	—	—	1,152	—	1,152

Note: Adjustments in the 2003 first quarter reflect contributions from KARK in Little Rock, AR and WDHN in Dothan, AL, both of which Nexstar began operating under a TBA in February 2003. Adjustments in the 2004 second quarter reflect contributions from WBAK in Terre Haute, IN, which Mission began operating under a TBA in May 2003. Adjustments in the 2003 fourth quarter reflect contributions from KFTA/KNWA in Fort Smith-Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003. Results for WTVO are not reflected in pro forma results for any 2003 period, as Nexstar did not begin providing services to the station until November 1, 2004.

Nexstar Broadcasting Group Q3 2004 Results, 11/4/04

Nexstar Broadcasting Group, Inc.

Reconciliation of Historical GAAP and ProForma Results (unaudited)

(Adjusted for WUTR & KLST) (dollars in thousands)

	Q1 2004 GAAP	Adjustment	Q1 2004 Pro Forma	Q2 2004 GAAP	Adjustment	Q2 2004 Pro Forma
Revenue
Local	$33,849	$782	$34,631	$39,066	$419	$39,485
National	16,075	470	16,545	18,485	244	18,729
Political	3,383	24	3,407	4,293	6	4,299
Network Compensation	2,078	32	2,110	2,151	14	2,165
Other	1,042	34	1,076	1,264	34	1,298

Gross Revenue	56,427	1,342	57,769	65,259	717	65,976
National Rep and Agency Commissions	7,459	196	7,655	8,791	103	8,894

Net Broadcast Revenue	48,968	1,146	50,114	56,468	614	57,082
Trade and Barter Revenue	5,268	48	5,316	4,688	23	4,711

Total Net Revenue	54,236	1,194	55,430	61,156	637	61,793
Station Direct Operating expenses, net of trade	14,307	513	14,820	14,184	243	14,427
Selling, General and Administrative expenses	14,458	600	15,058	14,592	267	14,859
Corporate Overhead	2,036	—	2,036	2,205	—	2,205
Merger and time brokerage agreement expenses	681	—	681	128	—	128
Trade and barter expenses	5,049	61	5,110	4,522	23	4,545
Depreciation and amortization	12,043	98	12,141	11,177	27	11,204
Amortization of Broadcast rights, excluding barter	3,003	113	3,116	2,656	41	2,697

Total operating expenses	51,577	1,385	52,962	49,464	601	50,065
Income (loss) from operations	2,659	(191)	2,468	11,692	36	11,728
Supplemental information:
Broadcast film payments	2,782	113	2,895	2,649	41	2,690

	Q3 2004 GAAP	Adjustment	Q3 2004 Pro Forma
Revenue
Local	$36,876	$—	$36,876
National	17,627	—	17,627
Political	6,052	—	6,052
Network Compensation	2,181	—	2,181
Other	1,212	—	1,212

Gross Revenue	63,948	—	63,948
National Rep and Agency Commissions	8,571	—	8,571

Net Broadcast Revenue	55,377	—	55,377
Trade and Barter Revenue	4,507	—	4,507

Total Net Revenue	59,884	—	59,884
Station Direct Operating expenses, net of trade	14,832	—	14,832
Selling, General and Administrative expenses	15,121	—	15,121
Corporate Overhead	2,620	—	2,620
Time brokerage agreement expenses	157	—	157
Trade and barter expenses	4,807	—	4,807
Depreciation and amortization	10,415	—	10,415
Amortization of Broadcast rights, excluding barter	3,172	—	3,172

Total operating expenses	51,124	—	51,124
Income (loss) from operations	8,760	—	8,760
Supplemental information:
Broadcast film payments	2,467	—	2,467

Note: Adjustments in the 2004 first quarter reflect contributions from KLST, which Nexstar began operating under a TBA in June 2004, and WUTR, which Mission began operating on April 1, 2004 after completing its acquisition of the station. Adjustments in the 2004 second quarter reflect contributions from KLST in April and May 2004. Results for WUTR in the 2004 second quarter are included in GAAP results. Results for WTVO are not reflected in pro forma results for the 2003 third quarter, as Nexstar did not begin providing services to the station until November 1, 2004.

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